UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2019

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 22, 2019, the Board of Directors (the “Board”) of Carvana Co. (the “Company"), upon the recommendation of the Compensation and Nominating Committee, increased the size of the Board from 5 to 6 members and appointed Neha Parikh to fill the resulting seat, both effective that same day. Ms. Parikh was appointed to serve in the class of directors that will stand for re-election at the 2020 Annual Meeting of Stockholders. Ms. Parikh’s committee assignments, if any, will be determined at a future date. The Company issued a press release on April 22, 2019, announcing this appointment of Ms. Parikh to the Board. A copy of the press release is attached as Exhibit 99.1 to this report.

The Board has determined that Ms. Parikh meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Ms. Parikh will receive the standard non-employee compensation according to the Company’s 2019 director compensation program, as updated this year. The program provides for a one-time signing bonus of restricted stock units (“RSUs”) having a fair market value of $150,000 based on the stock closing price on April 18, 2019, that vests annually over three (3) years, a $75,000 annual cash retainer, and a grant of RSUs having a fair market value of $150,000, based on the stock closing price on April 18, 2019, that vests 100% after one (1) year. In connection with her appointment, the Company will enter into a standard indemnification agreement with Ms. Parikh, in the form previously approved by the Board, which is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 31, 2017.

The RSU awards described above are subject to the terms contained in the Restricted Stock Unit Award Agreement, entered into with Ms. Parikh, the form of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 22, 2019
99.2	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Date: April 22, 2019	CARVANA CO.

	By:	/s/ Paul Breaux

	Name:	Paul Breaux
	Title:	Vice President, General Counsel and Secretary